Exhibit 10.3

Series A Convertible Preferred Stock Purchase Agreement

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of July 6, 2005 by and between Casa Systems, Inc., a Delaware corporation (the “Company”), and SeaChange International, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, the Company wishes to issue and sell to the Purchaser 1,290,679 shares of the authorized but unissued Series A Preferred Stock (the “Series A Preferred Shares”); and

WHEREAS, the Purchaser wishes to purchase the Series A Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

PURCHASE, SALE AND TERMS OF SHARES

1.01 The Series A Preferred Shares; Definitions. The Company has authorized the issuance and sale to the Purchaser of 1,290,679 shares of the Series A Preferred Stock at an aggregate purchase price of $8,243,387. A description of the preferences, voting powers, qualifications, and special or relative rights or privileges of the Series A Preferred Stock is set forth in Exhibit 1.01A hereto. Certain capitalized terms in this Agreement are defined in Section 5.01.

1.02. The Converted Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Series A Preferred Stock. Any shares of Common Stock issuable upon conversion of the Series A Preferred Shares, and such shares when issued, are herein referred to as the “Converted Shares.”

1.03. The Shares. The Series A Preferred Shares and the Converted Shares are sometimes collectively referred to herein as the “Shares.”

1.04. Purchase Price and Closing. The Company agrees to issue and sell to the Purchaser and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Series A Preferred Shares. The purchase and sale shall take place at a closing (the “Closing”) to be held at the offices of Choate, Hall & Stewart LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on the date and at such time as may be mutually agreed upon, but in any event not later than July 6, 2005. At the Closing, the Company will issue and deliver certificates evidencing the Series A Preferred Shares to be sold at such Closing to the Purchaser against payment of the full purchase price therefor by (i) surrender of the outstanding principal amount and accrued interest due under any promissory notes of the Company payable to the order of the Purchaser and (ii) wire transfer or check payable to the order of the Company in an amount equal to the difference between the purchase price and the aggregate amount of the outstanding principal amount and accrued interest under (i) above.

1.05. Representations and Warranties by the Purchaser. The Purchaser represents and warrants that (a) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933; (b) it will acquire the Shares for its own account and that the Shares are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof; (c) the execution of this Agreement and the Financing Documents (as defined below) and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser, and this Agreement and the Financing Documents have been duly executed and delivered, and constitute valid, legal, binding and enforceable agreements of the Purchaser; (d) it has taken no action which would give rise to any claim by any other person for any brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby; (e) it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company; and (f) it has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits its investment in the Company and is able financially to bear the risks thereof. The Purchaser further represents that it understands and agrees that, until registered under the Securities Act of 1933 (the “Securities Act”) or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE

REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

ARTICLE II

CONDITIONS TO PURCHASER’S OBLIGATION

The obligation of the Purchaser to purchase and pay for the Series A Preferred Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction of each of the following conditions as of the Closing date:

2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true and correct on the date of the Closing.

2.02. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with.

2.03. Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchaser and its counsel:

        (a) A copy of the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), certified by the state secretary of the State of Delaware as of a date not more than three (3) days prior to the Closing date and a copy of the votes of the Board of Directors evidencing the adoption of the Certificate of Incorporation, the approval of this Agreement, the issuance of the Series A Preferred Stock and the other matters contemplated hereby, a copy of the votes of the stockholders of the Company evidencing the adoption of the Certificate of Incorporation and a copy of the Bylaws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct in every particular.

        (b) An opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, in the form of Exhibit 2.03B attached hereto.

        (c) A certificate of the Secretary of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificate for the Series A Preferred Shares, and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

        (d) A certificate of the President of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct and that all conditions required to be performed prior to or at the Closing have been performed as of the Closing.

        (e) The Certificate of Incorporation of the Company shall provide for the designation of the rights and preferences of the Series A Preferred Stock, in the form set forth in Exhibit 1.01A attached hereto.

        (f) A Certificate of Good Standing for the Company certified by the Secretary of the State of Delaware as of a date not more than three (3) days prior to the Closing date. Certificates of good standing with respect to the Company, certified by the respective state officer of the states in which the conduct of the Company’s business requires it to be licensed or qualified to transact business as a foreign corporation and in good standing, in each case as of a date not more than three (3) days prior to the Closing date.

        (g) Payment for the costs and expenses identified in Section 6.04.

        (h) A Shareholders Agreement in the form set forth in Exhibit 2.03H (the “Shareholders Agreement”) duly executed and delivered by the parties named therein.

        (i) An Investor Rights Agreement in the form set forth in Exhibit 2.03I (the “Investor Rights Agreement”) duly executed and delivered by the parties named therein.

        (j) A Registration Rights Agreement in the form set forth in Exhibit 2.03J duly executed and delivered by parties named therein.

        (k) A Purchase Option Agreement in the form set forth in Exhibit 2.03K duly executed and delivered by the parties named therein.

        (l) A copy of the Bylaws of the Company, which shall be in form and substance reasonably satisfactory to the Purchaser and its counsel.

2.04. Qualifications. As of the Closing, all authorizations, approvals or permits of or filings with, any governmental authority, including state securities or “Blue Sky” offices, that are required by law in connection with the lawful sale and issuance of the Series A Preferred Stock shall have been duly obtained by the Company and shall be effective as of the Closing, except for any notice that may be required subsequent to the Closing under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis).

2.05. Key Person Life Insurance. The Company shall have obtained from a responsible and reputable insurance company or association a term life insurance policy on the life of Jerry Guo in the amount of $2,000,000 with proceeds payable to the Company.

2.06. Consents, Waivers, Etc. Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement and issue the Series A Preferred Stock, and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Series A Preferred Stock and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchaser any other information or copies of documents that the Purchaser may reasonably request.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed by the Company in Exhibit 3 hereto (the “Disclosure Schedule”), the Company hereby represents and warrants to the Purchaser that the statements contained in this Article III are complete and accurate as of the date of this Agreement. The information contained in Exhibit 3 shall be deemed to be representations and warranties of the Company and makes explicit reference to the particular representation or warranty (or section or subsection of a representation or warranty) as to which exception is taken, which in each case shall constitute the sole representation and warranty (or section or subsection of a representation or warranty) as to which such exception shall apply.

3.01.	Organization and Standing; Subsidiaries.

        (a) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary.

        (b) The Company has no Subsidiaries other than Guangzhou Casa Communication Technology LTD, a wholly-owned subsidiary in China (the “China Subsidiary”). For purposes of this Article III, except where a representation or warranty would be applicable only to the Company, the term “Company” shall mean and include the Company and the China Subsidiary. Except for the China Subsidiary, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (C) any assets comprising the business or obligations of any other corporation, partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

3.02. Corporate Action. The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement and any other agreements and instruments contemplated hereby or executed in connection herewith (collectively, the “Financing Documents”). The Financing Documents are valid and binding obligations of the Company, enforceable in accordance with their respective terms. The issuance, sale and delivery of the Series A Preferred Stock in accordance with this Agreement, and the issuance and delivery of the Converted Shares upon conversion of the Series A Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company. Sufficient authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective conversion of the Series A Preferred Stock at the current conversion price. The Series A Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, non-assessable and is not, and the Converted Shares upon the conversion of the Series A Preferred Stock will not be, subject to preemptive rights or other preferential rights in any present or future stockholders of the Company, except as set forth in the Certificate of Incorporation and Financing Documents, will not be subject to any Lien, and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound.

3.03. Governmental Approvals. Except for the filing of any notice subsequent to the Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Series A Preferred Stock, for the issue and delivery of the Converted Shares upon conversion of the Series A Preferred Stock or for the performance by the Company of its obligations under this Agreement.

3.04. Litigation. There is no litigation or governmental proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company affecting any of its respective properties or assets, or against any officer, employee or holder of more than 5% of the capital stock of the Company relating to such person’s performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company, nor to the knowledge of the Company has there occurred any event or does there exist any condition on the basis of which any such material litigation, proceeding or investigation might properly be instituted. The Company is not, and to the Company’s knowledge, neither the Founder nor any officer, employee or holder of more than 5% of the capital stock of the Company is, in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened (or any basis therefor) which could reasonably be expected to result, either in any case or in the aggregate, in any material adverse effect on the business, operations, affairs or condition (financial or otherwise) of the Company or in its properties or assets taken as a whole, or which directly or indirectly challenge the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto (each a “Material Adverse Effect”). The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened (or any basis therefor) involving the prior employment of any of the Company’s officers or employees or their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers.

3.05.	Certain Agreements of Officers and Employees.

        (a) Except as listed in Exhibit 3.05 of the Disclosure Schedule, the Company is not a party to or obligated in connection with its business with respect to (i) outstanding contracts with employees, agents, consultants, advisers, sales representatives, distributors, sales agents or dealers or (ii) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement.

        (b) To the knowledge of the Company, no officer or employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and the continued employment of the Company’s officers and employees does not subject the Company or the Purchaser to any liability to third parties.

        (c) To the knowledge of the Company, no officer or employee of the Company has expressed any present intention of terminating his employment with the Company.

3.06. Compliance with Other Instruments. The Company is in compliance with the terms and provisions of this Agreement and of its certificate of incorporation and bylaws. The Company is, in all material respects, in compliance with all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject. The Company is in compliance with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution and delivery of this Agreement or the issuance of the Shares, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

3.07. Financial Information. The unaudited financial statements of the Company as of and for the period ended March 31, 2005, attached as Exhibit 3.07 of the Disclosure Schedule, present fairly the financial position of the Company as of the date thereof and the results of operations for the period covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), except for the absence of footnotes not customarily included in such statements (the “Financial Statements”). The Company does not have any material liability, contingent or otherwise, not adequately reflected in or reserved against in the aforesaid financial statements or in the notes thereto, except for (a) liabilities not in excess of $25,000 in the aggregate, which have arisen since March 31, 2005 in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (b) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which would not, either individually or in the aggregate, have or result in a Material Adverse Effect. Except as set forth in Exhibit 3.07 of the Disclosure Schedule, since March 31, 2005, (i) there has been no material adverse change in the business, assets or condition, financial or otherwise, or operations of the Company or any of its Subsidiaries, (ii) to the Company’s Knowledge, neither the business, condition, or operations of the Company nor any of the properties or assets of the Company have been adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any dividend or distribution on its capital stock, or redeemed or repurchased any of its capital stock.

3.08. No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties, is pending or, to the knowledge of the Company, threatened. The Company has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

3.09. ERISA. The Company has complied in all material respects with all applicable laws relating to wages, hours and collective bargaining. The Company has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any “Employee Pension Benefit Plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA), “multi-employer plan” (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company’s or any Affiliate’s employees or former employees or beneficiaries thereof, personnel policy, excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, consulting agreement, worker’s compensation law, unemployment compensation law, social security law or any other benefit program or contract, except as required by law.

3.10. Transactions with Affiliates. Except as set forth in Exhibit 3.10 of the Disclosure Schedule, there are no loans, leases, royalty agreements or other continuing transactions between the Company and (a) any officer, employee or director of the Company, or (b) any Person owning 5% or more of any class of capital stock of the Company, or (c) any member of the immediate family of such officer, employee, director or stockholder, or (d) any corporation or other entity controlled by such officer, employee, director or stockholder or a member of the immediate family of such officer, employee, director or stockholder.

3.11. Assumptions or Guaranties of Indebtedness of Other Persons. Except as contemplated hereby, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

3.12. Investments in Other Persons. The Company has not made any loan or advance to any Person, other than in the normal course of business and on an arm’s length basis on commercially reasonable terms and as reflected in the Financial Statements, which, after giving effect to the transactions contemplated hereby, is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance.

3.13. Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy Shares, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of Shares under the registration provisions of the Securities Act and applicable state securities laws.

3.14. Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

3.15. Capitalization; Status of Capital Stock. The Company has a total authorized capitalization consisting of (i) seven million three hundred thousand (7,300,000) shares of Common Stock, par value $.001 per share, of which five million two hundred twelve thousand four hundred ninety-nine (5,212,499) shares are issued and outstanding on the date hereof; and (ii) 1,290,679 shares of preferred stock, par value $.001 per share, all of which shares are designated as Series A Preferred Stock, of which no shares are issued and outstanding on the date hereof, without giving effect to the transactions contemplated hereby. A complete list of the capital stock of the Company which has been previously issued and the names in which such capital stock is registered on the stock transfer books of the Company is set forth in Exhibit 3.15 of the Disclosure Schedule. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Series A Preferred Stock, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor, and the Converted Shares, when issued and delivered upon conversion of the Series A Preferred Stock, will be duly authorized, validly issued, fully-paid and non-assessable. Except as set forth in Exhibit 3.15 of the Disclosure Schedule, no preemptive, conversion or other rights, options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement and the Financing Documents. Except as set forth in Exhibit 3.15 of the Disclosure Schedule, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Shareholders Agreement, the Investor Rights Agreement and the Registration Rights Agreement. Other than as set forth in the Financing Documents, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission with respect thereto.

3.16. Registration Rights. Except for the rights granted to the Purchaser pursuant to the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

3.17. Insurance. The Company carries insurance covering its properties and businesses customary for the type and scope of its properties and businesses, but in any event in amounts sufficient to prevent the Company from becoming a co-insurer.

3.18. Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

3.19. Title to Assets; Intellectual Property Rights.

        (a) Title to Assets. The Company has good and marketable title in fee to its real property, if any, and good and marketable title to all of its other tangible and intangible assets and properties, free of any mortgages, pledges, charges, Liens, security interests or other encumbrances of any kind. The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

        (b) Title to Intellectual Property Rights Owned or Exclusively Licensed by the Company. Except for those Intellectual Property Rights expressly identified in Exhibit 3.19(c) of the Disclosure Schedule as non-exclusive, the Company owns or possesses perpetual, irrevocable, exclusive licenses or otherwise has the legally enforceable perpetual, irrevocable, exclusive right to use, and has the right to bring actions for infringement of, all Intellectual Property Rights necessary for the conduct of its business as now conducted or as now proposed to be conducted in its written business documents. The consummation of the transactions contemplated herein will not result in the loss or impairment of the Company’s right to own, license or use any Intellectual Property Rights, and, except as set forth in Exhibit 3.19(b) of the Disclosure Schedule, will not require the consent of any governmental authority or third party in respect of any such Intellectual Property Rights.

        (c) Intellectual Property Rights Licensed to Company. All licensors of Intellectual Property Rights to the Company are listed in Exhibit 3.19(c) of the Disclosure Schedule, along with the title and date of the license agreement and a brief description of the Intellectual Property Rights licensed and the applicable jurisdiction, registration number (or application number), and date issued (or date filed), and whether the license is assignable or non-assignable, exclusive or non-exclusive, perpetual or term, and revocable or irrevocable. To the Company’s knowledge, the Intellectual Property Rights licensed to the Company, are valid and subsisting, in full force and effect, and have not been canceled, expired, or abandoned. To the knowledge of the Company, there is no threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the applications and registrations listed in Exhibit 3.19(c) of the Disclosure Schedule.

        (d) List of Company Intellectual Property Rights. Set forth in Exhibit 3.19(d) of the Disclosure Schedule is a list and brief description of all:

(i) Patents (including without limitation patent applications),

(ii) Trademarks (including without limitation trademark, service mark and domain name applications),

(iii) registered copyrights, and applications for such that are in the process of being prepared, and

(iv) registered mask works and applications for such that are in the process of being prepared,

that are owned by or registered in the name of the Company in any jurisdiction worldwide, and in each case a brief description of the nature of such right and indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). The Company is listed in the records of the appropriate United States, state or foreign agency as the sole or joint owner of record for each application and registration listed in Exhibit 3.19(d) of the Disclosure Schedule, and all joint owners, if applicable, are listed in Exhibit 3.19(d) of the Disclosure Schedule and identified as joint owners. The Intellectual Property Rights owned by the Company are valid and subsisting, in full force and effect, and have not been canceled, expired, or abandoned. There is no pending or, to the knowledge of the Company, threatened, opposition, interference, re-examination, or cancellation proceeding before any court or registration authority in any jurisdiction against the applications and registrations listed in Exhibit 3.19(d) of the Disclosure Schedule.

        (e) Intellectual Property Rights Licensed by Company. A list of all licensees of the Intellectual Property Rights of the Company are listed in Exhibit 3.19(e) of the Disclosure Schedule, along with the title and date of the license agreement and a brief description of the Intellectual Property Rights licensed and whether the license is assignable or non-assignable, exclusive or non-exclusive, perpetual or term, and revocable or irrevocable.

        (f) No Claims Against Company. To the knowledge of Company, the conduct of the Company’s business as now conducted and as now proposed to be conducted in its written business documents, and all products and processes as now or as now proposed in its written business documents to be, manufactured, marketed, licensed, distributed, offered, sold, imported or used by the Company, do not and will not violate any license, misappropriate any Trade Secrets, or infringe (either directly or indirectly, including without limitation through contributory infringement or inducement to infringe) any Intellectual Property Rights of any other Person. No claim is pending or, to the Company’s knowledge, threatened, to the effect that any Intellectual Property Right owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company. The Company has no reason to believe that any Intellectual Property Rights owned or used by the Company may be invalid or unenforceable.

        (g) No Third Party Infringement of Company Intellectual Property Rights. To the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property Rights owned or exclusively licensed by the Company; and to the knowledge of the Company, no such claims have been brought against any third party by the Company.

        (h) No Obligations, Grants or Agreements. Except as set forth in Exhibit 3.19(h) of the Disclosure Schedule, the Company has no obligation to compensate any Person for the use of any Intellectual Property Rights, and, except as set forth in Exhibit 3.19(e) of the Disclosure Schedule, the Company has not granted any Person any license to any Intellectual Property Right(s) of the Company, whether requiring the payment of royalties or not. The Company has not entered into any agreement to indemnify any other Person against any claim of infringement or misappropriation of any Intellectual Property Right. Except as set forth in Exhibit 3.19(h) of the Disclosure Schedule, there are no settlements, covenants not to sue, consents, judgments, or orders or similar obligations that: (1) restrict the Company’s rights to use any Intellectual Property Right(s), (2) restrict the Company’s business as now conducted or as now proposed to be conducted in its written business documents, in order to accommodate a third party’s Intellectual Property Rights, or (3) permit [GRAPHIC APPEARS HERE] third parties to use any Intellectual Property Right(s) owned or controlled by the Company.

        (i) Trade Secrets. The Company has taken and takes reasonable measures to protect the confidentiality of Trade Secrets, including requiring its current and former personnel, including without limitation, employees, agents, consultants and contractors, having access thereto, to execute written non-disclosure agreements. To the knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects the Company’s proprietary interests in and to such Trade Secrets. Neither the Company nor, to the knowledge of the Company, any other party to any non-disclosure agreement relating to the Company’s Trade Secrets is in breach or default thereof.

        (j) Personnel. All current and former personnel, including without limitation, employees, agents, consultants and contractors, who have contributed to or participated in the creation, conception, reduction to practice or development of any of the Intellectual Property Rights of Company (i) have been party to a “work-for-hire” arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive and original ownership of all copyrightable works thereby arising, and (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all rights such person may have in the Intellectual Property Rights.

3.20. [Reserved.]

3.21. Computer Programs.

        (a) List of Computer Programs. Set forth in Exhibit 3.21(a) of the Disclosure Schedule is a list and brief description of the Computer Programs (other than generally available commercial off-the-shelf Computer Programs used internally by the Company in accordance with the applicable license agreement) which are in whole or in part owned, licensed, distributed, copied, modified, displayed, sublicensed or otherwise used by the Company in connection with the operation of its business as now conducted or as now proposed to be conducted in its written business documents (such Computer Programs being referred to herein as the “Company Software”), identifying with respect to each such Computer Program whether it is owned or licensed by the Company.

        (b) Software Contracts. Each and every Computer Program included in whole or in part in the Company Software is either: (i) owned by the Company, (ii) currently in the public domain or otherwise available for use, modification and distribution by the Company without a license from or the approval or consent of any third party, or (iii) licensed or otherwise used by the Company pursuant to the terms of a valid, binding written agreement (“Software Contract”). Exhibit 3.21(b) of the Disclosure Schedule identifies all Software Contracts and classifies each such Software Contract under one or more of the following categories: (A) license to use third party software; (B) development contract, work-for-hire agreement, or consulting agreement; (C) distributor, dealer or value-added reseller agreement; (D) license or sublicense to a third party (including agreements with end-users); (E) maintenance, support or enhancement agreement; or (F) other. No Software Contract creates, or purports to create, obligations or immunities with respect to any Intellectual Property Rights of the Company, including but not limited to, obligations requiring the disclosure or distribution of all or a portion of the source code for any Company Software. For example, except as set forth in Exhibit 3.21(b) of the Disclosure Schedule, no portion of the Company software is licensed to the Company pursuant to any version of the General Public License, Lesser General Public License, or Common Public License.

3.22. Real Property Holding Corporation. Since its date of incorporation, the Company has not been, and as of the date of the Closing shall not be, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Internal Revenue Code of 1986 (the “Code”), and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a “United States real property holding corporation,” and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

3.23. Taxes. The Company has filed all tax returns, federal, state, county and local, domestic and foreign, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable to the extent required by generally accepted accounting principles. Except as set forth in Exhibit 3.23 of the Disclosure Schedule, all material tax elections of any type which the Company has made as of the date hereof are set forth in the financial statements referred to in Section 3.07. No deficiency assessment with respect to or, proposed adjustment of the Company’s federal, state, county or local taxes, domestic and foreign, is pending or, to the knowledge of the Company, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, domestic or foreign, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986 (the “Code”), that the Company be taxed as an S corporation.

3.24. Other Agreements. Except for the Software Contracts identified in Exhibit 3.21 of the Disclosure Schedule or as otherwise set forth in Exhibit 3.24 of the Disclosure Schedule, the Company is not a party to or otherwise bound by any written or oral:

        (a) distributor, dealer or manufacturer’s representative contract or agreement which is not terminable on less than ninety (90) days’ notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

        (b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company’s standard form contracts (except for contracts which, in the aggregate, are not material to the business of the Company);

        (c) agreement with any labor union in the United States (and, to the Company’s knowledge, no organizational effort is being made with respect to any of its employees);

        (d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event (except for contracts which, in the aggregate, are not material to the business of the Company);

        (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

        (f) agreement for the employment of any officer, individual, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except accrued vacation pay (an “Employment Agreement”);

        (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or similar plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally or as otherwise required by law);

        (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any material asset of the Company;

        (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money, has agreed to lease any real property as lessee or lessor, or has agreed to lease any personal property as lessee or lessor if such lease for personal property was not entered into in the ordinary course of business;

        (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities (other than in connection with the transactions contemplated by this Agreement);

        (k) assignment, license or other agreement with respect to any form of intangible property, which assignment, license or other agreement was entered into other than in the ordinary course of business;

        (l) agreement under which it has granted any person registration rights with respect to its capital stock (other than the Registration Rights Agreement);

        (m) agreement under which it has limited or restricted its right to compete with any person in any respect; or

        (n) except as set forth above, any other agreement or group of related contracts with the same party involving more than $25,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions of options with another party), which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company’s products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business.

Except as set forth in Exhibit 3.24 of the Disclosure Schedule, the Company and, to the Company’s knowledge, each other party thereto have in all material respects performed all the actions required to be performed by them to date, have received no notice of default and are not in default under any lease, license, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its respective material obligations under each such lease, license, contract or other agreement, and the Company has no knowledge of any material breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in material compliance with all of the terms and provisions of its certificate of incorporation and bylaws.

3.25. Nondisclosure Agreements. Each of the employees of the Company has duly executed and delivered a Non-Competition and Non-Solicitation Agreement and an Invention and Non-Disclosure Agreement in substantially the forms attached hereto as

Exhibits 3.25A and 3.25B of the Disclosure Schedule (the “Employee Non-Disclosure Agreements”).

3.26. Disclosure. Neither this Agreement nor any other agreement, document, certificate or written statement furnished to the Purchaser or its counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Company directly relating to the Company which has not been disclosed herein or in writing to the Purchaser and which would have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has no knowledge that there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code which would have a Material Adverse Effect.

ARTICLE IV

COVENANTS OF THE COMPANY

The Company hereby covenants to the Purchaser as follows:

4.01. Use of Proceeds. The Company will use the proceeds for working capital and general corporate purposes, including, without limitation, the repayment of promissory notes in the aggregate original principal amount of $300,000.

4.02. Option Vesting. Shares of Common Stock or options thereof issued to employees, officers, directors, consultants and service providers after the date hereof shall be subject to vesting or repurchase provisions ratably over a minimum four years which vesting may be monthly after the first year; provided, that with respect to consultants and service providers, the vesting period may be shorter than four years for grants of less than 10,000 shares and provided, further, that all currently outstanding or later issued shares or options may be accelerated upon any sale or merger of the Company, or substantially all of its assets or stock, either by the terms of the purchaser or option agreement or by action of the Board of Directors.

4.03. Restricted Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company’s performance of this Agreement, any of the agreements contemplated hereby or its Certificate of Incorporation.

4.04. Employee Agreements. The Company shall use its best efforts to obtain, and shall cause its subsidiaries (if any) to use their best efforts to obtain, Employee Nondisclosure Agreements in substantially the forms attached as Exhibits 3.25A and 3.25B of the Disclosure Schedule from all future officers and employees upon their employment by the Company or any of its subsidiaries.

4.05. Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure Agreements without the written consent of the Purchaser.

4.06. Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

4.07. Other Investors. The Company may only pursue equity financing from its current shareholders and professional financial investors, such as venture capitalists and investment funds. The Company shall not solicit any strategic investors for the purpose of obtaining additional financing without the Purchaser’s prior written consent. The provisions of this Section 4.07 shall terminate upon the earlier of the termination of the Call Period or the Exclusivity Period, each as defined in the Investor Rights Agreement.

4.08. Termination of Covenants. All of the covenants set forth in this Article IV (unless earlier terminated) shall terminate and be of no further force or effect on the earlier of (i) the date the Purchaser owns less than 50,000 of the Shares purchased by the Purchaser hereunder (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Series A Convertible Preferred Stock), and (ii) the closing of a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate net proceeds from such offering to the Company shall be at least $80,000,000 and (B) the price paid by the public for such shares shall be at least $12.75 (appropriately adjusted to reflect any stock dividend, stock split, combination or other similar recapitalization).

ARTICLE V

DEFINITIONS AND ACCOUNTING TERMS

5.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means any Person who, directly or indirectly, controls, is controlled by or is under common control with any other Person.

“Agreement” means this Series A Convertible Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

“Board of Directors” means the board of directors of the Company as constituted from time to time.

“Common Stock” includes the Company’s Common Stock, $.001 par value per share.

“Company” means and shall include, unless otherwise specified or the context otherwise requires, Casa Systems, Inc., a Delaware corporation, and each of its predecessors, successors and assigns.

“Computer Program(s)” means (i) any and all computer programs (consisting of sets of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result) and portions thereof, and (ii) all associated data and compilations of data, regardless of their form or embodiment. “Computer Programs” shall include, without limitation, all source code, object code, natural language code, all versions, all screen displays and designs, all component modules, all descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including without limitation, user manuals and training materials, relating to any of the foregoing.

“Converted Shares” has the meaning attributable to it in Section 1.02 of this Agreement.

“ERISA” has the meaning attributable to it in Section 3.09 of this Agreement.

“Founder” means Jerry Guo.

“Indebtedness” means all obligations, contingent and otherwise, which, in accordance with generally accepted accounting principles, are required to be classified upon the obligor’s balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

“Closing” has the meaning attributable to it in Section 1.04 of this Agreement.

“Intellectual Property Right(s)” means any and all of the following in any and all legal jurisdictions around the world: (i) patents, patent applications, patent disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations and renewals (together “Patents”), (ii) trademarks, service marks, trade dress, logos, trade names, service names, domain names and corporate names, and registrations and applications for registration thereof (together “Trademarks”), (iii) copyrights, and registrations and applications for registration thereof, (iv) mask works, and registrations and applications for registration thereof, (v) trade secrets and confidential business information, including without limitation, know-how, manufacturing and product processes and techniques, biomaterials, research and development information, financial, marketing and business data, pricing and cost information, technical data, business and marketing plans, and customer and supplier lists and information (together “Trade Secrets”), and (vi) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions).

“Lien” means, any mortgage, pledge, assessment, securities interest, encumbrance, lien, lease, levy, claim or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

“Material Adverse Effect” has the meaning attributable to it in Section 3.04 of this Agreement.

“Person” means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Purchaser” has the meaning attributable to it in the introductory paragraph of this Agreement and shall include the Purchaser and also any other valid holder of any of the Series A Preferred Shares and the Converted Shares.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $.001 per share, having the preferences, voting powers, qualifications and special or relative rights or privileges set forth in Exhibit 1.01A hereto.

“Subsidiary” or “Subsidiaries” means any corporation or trust of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors’ qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust.

5.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

ARTICLE VI

MISCELLANEOUS

6.01. No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.02. Amendments, Waivers and Consents. Except as otherwise provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Series A Preferred Shares, and (ii) shall deliver copies of such consent in writing to any holders of any Shares who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.03. Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered to the Purchaser and the Company at the address set forth on the signature page hereto or at such other address as to which such party may inform the other party in writing in compliance with the terms of this Section.

All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

6.04. Costs, Expenses and Taxes. The Company agrees to pay in connection with the preparation, execution and delivery of this Agreement and the issuance of the Series A Preferred Shares, the reasonable fees and expenses of Choate, Hall & Stewart LLP, counsel for the Purchaser, up to an aggregate of $25,000 with respect thereto, as well as the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts reasonably retained by the Purchaser in connection with the amendment or enforcement of this Agreement. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Series A Preferred Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

6.05. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and valid assigns, except that the Company shall not have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Shares.

6.06. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares.

6.07. Severability. The provisions of this Agreement and the terms of the Series A Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Series A Preferred Stock; but this Agreement and the terms of the Series A Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

6.08. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

6.09. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

6.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.11. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.

**********

THE COMPANY: CASA SYSTEMS, INC.		PURCHASER: SEACHANGE INTERNATIONAL, INC.

By:	/s/ Jerry Guo	By:	/s/ William C. Styslinger
	Name: Jerry Guo Title: President Address: 500 Clark Road Tewksbury, MA 01876 Attention: President Telephone: (978) 640-8988 Facsimile: (978) 640-8839		Name: Title: Address: 124 Acton Street Maynard, MA 01754 Attention: Chief Financial Officer Telephone: (978) 889-3002 Facsimile: (978) 897-9590

Exhibit 1.01A

Certificate of Amendment

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:39 AM 07/06/2005
FILED 09:35 AM 07/06/2005
SRV 050557869 - 3630717 FILE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CASA SYSTEMS, INC.

Casa Systems, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

The Board of Directors of the Corporation duly adopted a resolution, pursuant to Sections 141(f) and 242 of the General Corporation Law, setting forth an amendment to the Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law. The resolution setting forth the amendment is as follows:

RESOLVED: That Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

“FOURTH. The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 7,300,000 shares, and the par value of each of the shares of Common Stock is one tenth of one cent ($.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is 1,290,679 shares, and the par value of each of the shares of Preferred Stock is one tenth of one cent ($.001). A total of 1,290,679 shares of Preferred Stock, par value $.001 per share, shall be designated the “Series A Convertible Preferred Stock.” The Series A Convertible Preferred Stock is sometimes referred to herein as the “Preferred Stock.”

1. Voting. Except as may be otherwise provided in these terms of Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

2. Dividends.

2A. Dividends. In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series A Convertible Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series A Convertible Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which all shares of Series A Convertible Preferred Stock held by each holder thereof would be converted if such Series A Convertible Preferred Stock had been converted to Common Stock pursuant to the provisions of Paragraph 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends. All dividends declared upon the Preferred Stock pursuant to this Paragraph 2A shall be declared and paid pro rata per share.

2B. Accruing Dividends. From and after the date of the issuance of any shares of Series A Convertible Preferred Stock, the holders of such shares of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, dividends at the rate per annum of $.3832 per share (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided however, that except as provided in paragraph 3, the Corporation shall be under no obligation to pay such Accruing Dividends unless so declared by the Board of Directors.

3. Liquidation, Dissolution and Winding-up.

3A. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”), whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid an amount equal to $6.3868 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series A Convertible Preferred Stock) plus, in the case of each share, an amount equal to all accrued and unpaid dividends thereon (whether or not declared) computed to the date payment thereof is made available, together with payment to any class of stock ranking equally with the Series A Convertible Preferred Stock, and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Convertible Preferred Stock. If upon any Liquidation Event, the assets to be distributed to the holders of the Series A Convertible Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Preferred Stock shall be distributed to such holders of the Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the amount of the foil liquidation preference to which such holder would otherwise be entitled bears to the amount of the full liquidation preference to which all holders of Series A Convertible Preferred Stock would otherwise be entitled pursuant to this paragraph 3.

3B. Upon any Liquidation Event, immediately after the holders of Series A Convertible Preferred Stock and holders of any class of stock ranking equally with the Series A Convertible Preferred Stock have been paid in full pursuant to subsection 3A above, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of the shares of Common Stock.

3C. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

3D. The (x) consolidation or merger of the Corporation into or with any other entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving corporation and the holders of the Corporation’s voting stock outstanding immediately prior to the transaction constitute the holders of a majority of the voting stock outstanding immediately following the transaction), or (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale, exchange or transfer by the Corporation’s stockholders, in a single transaction or series of related transactions, of capital stock representing a majority of the voting power at elections of directors of the Corporation shall be deemed to be a Liquidation Event within the meaning of the provisions of this paragraph 3 (subject to the provisions of this paragraph 3 and not the provisions of subparagraph 5G hereof, unless subparagraph 5G is elected in the following proviso); provided, however, that the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock shall have the right to elect the benefits of the provisions of subparagraph 5G in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this paragraph 3.

3E. Whenever the distribution provided for in this paragraph 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

3F. The Corporation shall not effect any transaction constituting a deemed Liquidation Event pursuant to subparagraph 3D above unless (i) the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with subparagraphs 3A and 3B above or (ii) the holders of at least a majority in interest of the shares of Series A Convertible Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in subparagraphs 3A and 3B above.

3G. In the event of a deemed Liquidation Event pursuant to subparagraph 3D above, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 60 days after such deemed Liquidation Event, then (i) the Corporation shall deliver a written notice to each holder of Series A Convertible Preferred Stock no later than the 60th day after the deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Convertible Preferred Stock, and (ii) if the holders of shares of Series A Convertible Preferred Stock representing at least a majority in interest of the votes represented by the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 75 days after such deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such deemed Liquidation Event (net of any liabilities associated with the assets sold, as determined in good faith by the Board of Directors of the Corporation), to the extent legally available therefor (the “Net Proceeds”), to redeem, on the 90th day after such deemed Liquidation Event (the “Liquidation Redemption Date”), all outstanding shares of Series A Convertible Preferred Stock at a price per share equal to the maximum amount payable to each holder of Series A Convertible Preferred Stock pursuant to subparagraph 3A as of the date of the deemed Liquidation Event. If the Net Proceeds are not sufficient to so redeem all outstanding shares of Series A Convertible Preferred Stock, the Corporation shall redeem a pro rata portion (based on the aggregate amounts that would have been payable on redemption of the Series A Convertible Preferred Stock) of each holder’s shares of Series A Convertible Preferred Stock out of the Net Proceeds. Prior to the distribution or redemption provided for in this subparagraph 3G, the Corporation shall not expend or dissipate the consideration received for such deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

4. Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one series, the Corporation will not:

(a) Amend, alter or repeal any provision of, or add any provision to, its Certificate of Incorporation (by means of amendment or by merger, consolidation or otherwise) or By-laws to change the rights of the Series A Convertible Preferred Stock or to increase or decrease the number of authorized shares of Series A Convertible Preferred Stock;

(b) Create or authorize the creation of any additional class or series of shares of stock which ranks senior to the Series A Convertible Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of any additional class or series of shares of stock which ranks senior to such Series A Convertible Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of any series of Preferred Stock or into shares of any other class or series of stock which ranks senior to such Series A Convertible Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

(c) Create, or authorize the creation of, or issue, or authorize the issuance of, any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation or any security of the Corporation which is a combination of debt and equity, if such equity security ranks senior to the Series A Convertible Preferred Stock as to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation;

(d) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and other than shares of Common Stock repurchased from employees, advisors, officers, directors or consultants or service providers of the Corporation at the original purchase price thereof (not to exceed an aggregate amount of $100,000);

(e) Increase the number of Reserved Employee Shares (as defined in paragraph 6 hereof) by more than an aggregate of 500,000 shares; or

(f) Change the nature of the Corporation’s business.

5. Conversion of the Series A Convertible Preferred Stock. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

5A. Right to Convert. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $6.3868 and (ii) dividing the result by the conversion price of $6.3868 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series A Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Series A Convertible Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Series A Convertible Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in paragraph 5A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

5C. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Series A Convertible Preferred Stock surrendered by any one holder.

5D. Adjustment of Series A Conversion Price Upon Issuance of Common Stock. Except as provided in paragraphs 5E and 5F, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price (the “Applicable Conversion Price”) in effect immediately prior to the time of such issue or sale, (such number being appropriately adjusted to reflect the occurrence of any event described in paragraph 5F), then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock) multiplied by the then existing Applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock) and (b) the total number of shares of Common Stock issuable in such issue or sale.

For purposes of this paragraph 5D, the following subparagraphs 5D(1) to 5D(7) shall also be applicable:

5D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such

Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

5D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price have been or are to be made pursuant to other provisions of this paragraph 5D, no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price in effect at the time of such event shall forthwith be readjusted (in each case by an amount equal to not less than one cent ($.01)) to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series A Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

5D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph 5F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

5D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

5D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or

Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this paragraph 5D.

5E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price in the case of the issuance of (i) shares of Common Stock issuable upon conversion of the Preferred Stock, and (ii) Reserved Employee Shares (as defined in paragraph 6 hereof).

5F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5G. Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other similar transaction (any such transaction being referred to herein as an “Organic Change”) shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

5H. Notice of Adjustment. Upon any adjustment of the Series A Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

5I. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

5K. No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

5L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

5M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock, in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock except as may otherwise be required to comply with applicable securities laws.

5N. Definition of Common Stock. As used in this paragraph 5, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5G.

5O. Mandatory Conversion. All outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock effective upon the closing of a firm commitment underwritten public offering of shares of

Common Stock in which (i) the aggregate net proceeds from such offering to the Corporation shall be at least $80,000,000 and (ii) the price paid by the public for such shares shall be at least $12.75 (appropriately adjusted to reflect the occurrence of any event described in paragraph 5F).

6. Definitions. As used herein, the following terms shall have the following meanings:

(a) The term “Reserved Employee Shares” shall mean shares of Common Stock reserved by the Corporation from time to time for (i) the sale of shares of Common Stock to employees, consultants or non-employee directors (other than representatives of the holders of Preferred Stock) of the Corporation or (ii) the issuance and/or exercise of options to purchase Common Stock granted to employees, consultants or non-employee directors (other than representatives of the holders of Preferred Stock) of the Corporation, not to exceed in the aggregate 740,000 shares (appropriately adjusted to reflect an event described in paragraph 5F hereof) of Common Stock after the date hereof (provided that any options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new options)).

(b) The term “Subsidiary” shall mean any corporation, partnership, trust or other entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity.

7. Common Stock.

(a) All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock.

(b) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 6th day of July, 2005.

CASA SYSTEMS, INC.

By:	/s/ Jerry Guo
Jerry Guo
President

Exhibit 2.03B

Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING

    HALE AND DORR LLP

60 STATE STREET BOSTON, MA 02109 + 1 617 526 6000 + 1 617 526 5000 fax wilmerhale.com

July 6, 2005

SeaChange International, Inc.

124 Acton Street

Maynard, MA 01754

Re:	Series A Convertible Preferred Stock Financing of Casa Systems, Inc.

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section 2.03(b) of the Series A Convertible Preferred Stock Purchase Agreement, dated as of July 6, 2005 (the “Agreement”), by and between Casa Systems, Inc., a Delaware corporation (the “Company”), and SeaChange International, Inc., a Delaware corporation (the “Purchaser”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement. As such counsel, we have examined and are familiar with and have relied upon the following documents:

(a)	the Certificate of Incorporation and By-laws, each as amended and/or restated to date, of the Company;

(b)	a Certificate of the Secretary of State of the State of Delaware, dated July 1, 2005, attesting to the continued legal existence and corporate good standing of the Company in the State of Delaware (the “Domestic Certificate”);

(c)	a Certificate of the Secretary of the Commonwealth of the Commonwealth of Massachusetts, dated June 30, 2005, attesting to the good standing and due qualification of the Company to transact business in the Commonwealth of Massachusetts (the “Foreign Qualification Certificate”);

(d)

the Agreement, the Investor Rights Agreement dated of even date herewith by and between the Company and the Purchaser (the “Investor Rights Agreement”), the Shareholders Agreement dated of even date herewith by and among the Company, the Purchaser and the Shareholders (as defined therein), the Purchase Option Agreement dated of even date herewith by and among the Company, the Purchaser and the Stockholders (as defined therein) and the Registration Rights

SeaChange International, Inc.

July 6, 2005

Agreement (the “Registration Rights Agreement”) dated of even date herewith by and between the Company and the Purchaser (such agreements are collectively referred to as the “Transaction Documents”);

(e)	a Secretary’s Certificate from the Company, dated as of the date hereof, attesting to the Company’s charter and by-laws, certain resolutions adopted by the Board of Directors and stockholders of the Company and the incumbency of certain officers of the Company;

(f)	an Officer’s Certificate from the Company, dated as of the date hereof (the “Officer’s Certificate”), attesting to the full payment for all outstanding shares of the Company’s capital stock, and as to certain other matters; and

(g)	such other records of meetings, documents, instruments and certificates (including but not limited to certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Purchaser, the Company and the holders of securities of the Company in the Transaction Documents. We have not attempted to verify independently such facts. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction.

For purposes of this opinion, we have assumed that the Transaction Documents have been duly authorized, executed and delivered by all parties thereto other than the Company, and that all such other parties have all requisite power and authority to effect the transactions contemplated by the Transaction Documents. We have also assumed that each Transaction Document is the valid and binding obligation of each party thereto other than the Company and is enforceable against such other parties in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of any party to the Transaction Documents other than the Company.

For purposes of this opinion we have assumed that the Board of Directors of the Company has complied with its fiduciary duties in connection with the transactions contemplated by the Transaction Documents.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without

SeaChange International, Inc.

July 6, 2005

limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, in as much as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We are expressing no opinion herein as to the enforceability of (i) Section 9 of the Registration Rights Agreement, (ii) Section 3 of the Investor Rights Agreement or (iii) any provision which grants to the Purchaser the right to purchase shares of capital stock of the Company from the Company in connection with a public offering of shares by the Company. We are expressing no opinion herein with respect to compliance by the Company with state securities or “blue sky” laws, or with any state or federal securities antifraud laws.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Transaction Documents on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Transaction Documents may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, valid existence, due qualification and good standing of the Company, are based solely on the Domestic Certificate and the Foreign Qualification Certificate and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates. We express no opinion as to the tax good standing of the Company in any jurisdiction.

Our opinion expressed in paragraph 2 below, insofar as it relates to the full payment for the outstanding shares of the Company’s capital stock, is based solely on the Officer’s Certificate and rendered as of the date of such certificate. Our opinion expressed in paragraph 2 below as to the issued and outstanding shares of capital stock of the Company is based solely on a review of the stock record books of the Company, which we assume to be complete and accurate. Our opinion expressed in paragraph 2 below as to the due and valid issuance of all outstanding shares of capital stock of the Company is based solely on a review of the corporate minute books of the Company, which we assume to be complete and accurate.

For purposes of our opinions in paragraphs 5 and 6 below, we have relied upon representations made by the Purchaser in Section 1.05 of the Agreement, and have assumed (without any independent investigation) the accuracy of such representations. For purposes of our opinions in paragraphs 5 and 6 below, we have also assumed that in connection with the offer and sale of securities to the Purchaser, neither the Company nor any person acting on its

SeaChange International, Inc.

July 6, 2005

behalf has engaged in any form of “general solicitation or general advertising” within the meaning contemplated by Rule 502 (c) of Regulation D.

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Transaction Documents will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted, to enter into and perform its obligations under the Transaction Documents, and to carry out the transactions contemplated by the Transaction Documents. The Company is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts.

2.	The authorized capital stock of the Company on the date hereof consists of (i) 7,300,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and (ii) 1,290,679 shares of Preferred Stock, $.001 par value per share, all of which have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As of the date hereof, without giving effect to the transactions contemplated by the Agreement, there are (i) 5,212,499 shares of Common Stock of record issued and outstanding and (ii) no shares of Series A Preferred Stock of record issued or outstanding. The currently outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Series A Preferred Stock has the respective rights, preferences and privileges stated in the Amended and Restated Certificate of Incorporation, as amended to date, of the Company

3.	The Series A Preferred Shares, and the shares of Common Stock issuable upon conversion of the Series A Preferred Shares, have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and the Series A Preferred Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, and the shares of Common Stock issuable upon conversion of the Series A Preferred Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable.

SeaChange International, Inc.

July 6, 2005

4.	The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any U.S. federal or Massachusetts state law, rule or regulation applicable to the Company or the Delaware General Corporation Law statute; (b) violate the provisions of the Company’s Certificate of Incorporation or By-laws, each as amended to date; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company of which we are aware; or (d) with or without notice and/or the passage of time, conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any agreement to which the Company is a party and which is listed as on Schedule 3.24 to the Agreement.

6.	Based in part on the representations of each of the Purchaser in Section 1.05 of the Agreement, the offer, issuance and sale of the Series A Preferred Shares pursuant to the Agreement are exempt from registration under the Securities Act of 1933, as amended.

This opinion is provided to the Purchaser as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered only to the Purchaser and is solely for the benefit of the Purchaser in connection with the transactions contemplated by the Transaction Documents. This opinion may not be relied upon by the Purchaser for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:
Michael D. Bain, a Partner

Exhibit 2.03H

Shareholders Agreement

SHAREHOLDERS AGREEMENT

AGREEMENT, made as of July 6, 2005, by and among Casa Systems, Inc., having a principal office at 500 Clark Road, Tewksbury, MA 01876, a Delaware corporation (the “Company”), the individuals whose names are set forth on Exhibit A attached hereto (collectively the “Shareholders” and individually a “Shareholder”), the individuals whose names are set forth on Exhibit B attached hereto (the “Optionholders”), and SeaChange International, Inc., having its principal office at 124 Acton Street, Maynard, MA 01754, a Delaware corporation (“SeaChange”).

WHEREAS, the Shareholders are the holders of all of the outstanding shares of common stock, $.001 par value per share (“Common Stock”), representing all of the outstanding Common Stock of the Company;

WHEREAS, each of the Shareholders entered into stock restriction agreements with the Company (collectively, the “Stock Restriction Agreements”), pursuant to which, among other rights and privileges, the Company was granted a right of first refusal with respect to the disposition of the shares acquired by the Shareholders pursuant to the Stock Restriction Agreements (the “Company’s Right of First Refusal”);

WHEREAS, the Optionholders hold options that are or may become exercisable for shares of Common Stock (the “Options”);

WHEREAS, SeaChange is purchasing 1,290,679 shares of the Series A Convertible Preferred Stock, $.001 par value per share ( “Series A Preferred Stock”), of the Company on the date hereof; and

WHEREAS, the Shareholders, the Optionholders and SeaChange desire to place certain restrictions on dispositions of Shares (as defined below) held or to be held by the parties and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties’ desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Stock” shall mean and include all shares of Common Stock and Series A Preferred Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock and Series A Preferred Stock (whether by way of conversion, stock split, stock dividend, combination, reclassification, reorganization, or any other means).

(b) “Shares” shall mean and include all shares of Stock now owned or hereafter acquired by the Shareholders, the Optionholders and SeaChange.

2. Prohibited Transfers. The Shareholders shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of their Shares except (a) to the Company as set forth in the Stock Restriction Agreements or (b) as expressly provided in this Agreement. Notwithstanding the foregoing, a Shareholder may transfer all or any of his Shares without compliance with the provisions of Sections 3 and 4 hereof (x) by way of gift to any member of his family or to any trust, partnership, limited liability company or other similar entity for the benefit of any such family member, provided that any such transferee shall agree in writing with the Company and SeaChange, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Shareholder, or (y) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Shareholder. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister. The provisions of this Agreement shall not apply to the sale of Shares by any Shareholder to SeaChange pursuant to the Purchase Option Agreement of even date herewith or to the sale of Shares to the Company.

3. Right of First Refusal.

(a) Option of SeaChange. If the Company’s Right of First Refusal is not exercised by the Company with respect to any proposed voluntary, or involuntary sale or transfer of any Shares held by any Shareholder (the “Selling Shareholder”), then such Shares (the “Offered Shares”) must be offered for sale to SeaChange, by written notice to SeaChange (the “Seller’s Notice”) stating the name and address of the proposed transferee, the number of Offered Shares, the purchase price, if any, and the terms of the proposed transaction. SeaChange shall thereupon have the option, but not the obligation, to acquire all of the Offered Shares, for a price per share (the “Purchase Price”) equal to the price per share set forth in the Seller’s Notice. Within 15 days (the “Option Period”) after the giving of the Seller’s Notice, SeaChange shall give written notice to the Selling Shareholder stating the number of Offered Shares, if any, it elects to purchase and a date and time (the “Closing Date”) for consummation of the purchase not fewer than 30 nor more than 60 days after the giving of the Seller’s Notice. Failure by SeaChange to give such notice within such time period shall be deemed an election by SeaChange not to exercise such option.

(b) Transfer to Third Parties. If SeaChange has not elected to purchase all of the Offered Shares by the end of the Option Period, the Selling Shareholder may transfer the Offered Shares at any time during the remainder of the 90-day period immediately following delivery of the Seller’s Notice, but only upon the terms and to the transferee stated in the applicable Seller’s Notice and subject to the provisions of Section 4 hereof. If the Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement and, if then in effect, the Purchase Option Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement and the Purchase Option Agreement as a precondition of the purchase of such Offered Shares.

(c) Further Restrictions. Any attempted transfer in violation of the terms of this Agreement shall be ineffective to vest any legal or beneficial interest in the Shares in any transferee and shall be null and void. Without limiting the foregoing, any purported transfer in violation hereof shall be ineffective as against SeaChange, and SeaChange shall have a continuing right and option (but not an obligation), until this Agreement terminates, to purchase the Shares purported to be transferred by or for a Selling Shareholder for a price and on terms the same as those at which such Shares could have been purchased hereunder at the time of the transfer. In addition to any other legal or equitable rights that it may have, SeaChange may enforce its rights hereunder by specific performance to the extent permitted by law. Nevertheless, SeaChange may in any particular circumstances waive these restrictions on transfer.

(d) Termination. Notwithstanding any other provision of this Agreement, the provisions of this Section 3 shall terminate and be of no further force and effect upon the end of Call Period as defined in the Purchase Option Agreement.

4. Co-Sale Right.

(a) Upon receipt of a Seller’s Notice, SeaChange shall have the right, exercisable upon written notice to the Selling Shareholder within fifteen (15) days after receipt of the Seller’s Notice, to participate in such sale of Stock on the same terms and conditions. To the extent SeaChange exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. SeaChange’s co-sale right shall be subject to the following terms and conditions:

(i) SeaChange may sell all or any part of that number of Shares held by SeaChange that is equal to the product obtained by multiplying (x) the aggregate number of Shares covered by the Seller’s Notice by (y) a fraction, the numerator of which is the number of Shares owned by SeaChange at the time of the sale or transfer and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by SeaChange and all Selling Shareholders.

(ii) SeaChange shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Shares which SeaChange elects to sell.

(iii) For purposes of determining the number of Shares which may be sold pursuant to this Section 4, all Shares convertible into or exercisable for Common Stock shall be deemed to have been converted or exercised.

(b) The stock certificate or certificates that SeaChange delivers to the Selling Shareholder pursuant to paragraph 4(a) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Seller’s Notice, and the Selling Shareholder shall concurrently therewith remit to SeaChange that portion of the sale proceeds to which SeaChange is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from SeaChange hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from SeaChange.

(c) To the extent SeaChange does not elect to participate in the sale of Stock subject to the Seller’s Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and SeaChange of the Seller’s Notice, conclude a transfer of the Stock covered by the Seller’s Notice as provided in Section 3(b).

(d) Notwithstanding the foregoing, any attempt by a Shareholder to transfer Stock in violation of Section 3 or 4 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the Shareholder of such shares without the written consent of SeaChange.

5. Stock Transfer Record. The Company shall not effect or record any transfer of Shares in its stock transfer records unless such transfer is in compliance with the provisions of this Agreement. If a Shareholder desires to make a transfer, he shall furnish to the Company such evidence of compliance with this Agreement as may be reasonably required by the Board of Directors of, or counsel for, the Company.

6. Optionholders. Each of the Optionholders hereby agrees that upon exercise of any Option, the Optionholder exercising such Option shall immediately become a Shareholder for purposes of this Agreement without any action on the part of the Optionholder.

7. Term. This Agreement shall terminate (i) immediately prior to the closing of a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate net proceeds from such offering to the Company shall be at least $80,000,000 and (B) the price paid by the public for such shares shall be at least $12.75 (appropriately adjusted to reflect any stock dividend, stock split, combination or other similar recapitalization), or (ii) on the tenth anniversary of the date of this Agreement, whichever occurs first.

8. Remedies of SeaChange.

(a) Failure to Deliver Shares to SeaChange. If a Shareholder becomes obligated to sell any Shares to SeaChange under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, SeaChange, may, its option, in addition to all other remedies it may have, send to such Shareholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to such Shareholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of SeaChange a new certificate or certificates representing such Shares, and thereupon all of such Shareholder’s rights in and to such Shares shall terminate.

(b) Specific Enforcement. The Shareholders expressly agree that SeaChange will be irreparably damaged if this Agreement is not specifically enforced. Upon a material breach or threatened material breach of the terms, covenants and/or conditions of this Agreement by a Shareholder, SeaChange shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

9. Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Shareholders Agreement dated as of July 5, 2005, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

10. Delivery of Stock and Documents. Upon the closing of any purchase of Shares pursuant to this Agreement, a Shareholder shall deliver to the purchaser the certificate or certificates representing the Shares being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the Shareholder and of such Shareholder’s compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

11. General.

(a) Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid; and such notices shall be addressed: (i) if to the Company, to the President of the Company at its principal office; (ii) if to SeaChange, to the Chief Financial Officer at its principal office; and (iii) if to a Shareholder or Optionholder, to the address of the Shareholder or Optionholder as reflected in the records of the Company, unless notice of a change of address is furnished to all parties in the manner provided in this Section 11(a). Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed as provided above before midnight of the last day of such period.

(b) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(c) Benefit and Burden; Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors, administrators, personal representatives, successors and assigns, and other legal representatives.

(d) Headings. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

(e) Existing Agreements. This Agreement does not and shall not be construed to limit or impair the right of the Company, any Shareholder, any Optionholder or SeaChange under any other agreement or understanding with respect to the Shares.

(f) Entire Agreement; Amendments; Conflicts. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company, SeaChange and the holders of at least two-thirds (2/3) of the Shares held by the Shareholders and the Optionholders (assuming for such purpose the exercise of all Options held by the Optionholders). To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision. Notwithstanding anything herein to the contrary, the Company shall not issue, grant or permit the transfer of any shares of its Common Stock or Options (other than to SeaChange) unless the recipient of such shares or Options is or becomes a party to this Agreement as a Shareholder or an Optionholder (as the case may be) by signing a counterpart or instrument of adherence hereto in a form reasonably acceptable to SeaChange.

(g) Governing Law. This Agreement, and any claims relating to the relationship of the parties contemplated herein, whether or not arising directly under this Agreement, shall be governed by the laws of the Commonwealth of Massachusetts without reference to its conflicts of laws provisions.

(h) Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(i) Continuation of Business Relationship. Nothing in this Agreement shall create an obligation on the Company to continue a Shareholder’s employment, if any, or other Business Relationship with the Company, such Business Relationship being defined as a Shareholder or any of its subsidiaries serving in the capacity of a director and/or active business adviser or ability and willingness to serve as a director and/or active business adviser to the Company.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Shareholders Agreement has been executed as of the date and year first above written.

COMPANY:

CASA SYSTEMS, INC.

By:
Title:	President

Address:	500 Clark Road Tewksbury, MA 01876 Attn: President

SEACHANGE INTERNATIONAL, INC.

By:
Title:

Address:	124 Acton Street Maynard, MA 01754 Attn: Chief Financial Officer

SHAREHOLDERS:

Name:
Address:

OPTIONHOLDER:

Name:
Address:

EXHIBIT A

SHAREHOLDERS

Name
Jerry Guo
Ruoding Li
Weidong Chen
Douglas Rosich
Xiangming Fang
Shri Rajagopalan
Richard Gullotti
Jun Chang
Peng Luo
Fan Zhang
Brian Pan
Ting Wai Lai
Lucy Xie
Dan Teng
Rongliang Li

EXHIBIT B

OPTIONHOLDERS

Name
Robert Wiley

Exhibit 2.03I

Investor Rights Agreement

CASA SYSTEMS, INC.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of July 6, 2005 (the “Effective Date”) by and among Casa Systems, Inc., a Delaware corporation (the “Company”), and SeaChange International, Inc., a Delaware corporation (the “Investor”).

R E C I T A L S

A. The Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, shares of the Company’s Series A Convertible Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”) on the terms and conditions set forth in that certain Series A Convertible Preferred Stock Purchase Agreement, dated of even date herewith by and between the Company and the Investor (the “Purchase Agreement”).

B. The Purchase Agreement provides that the Investor shall be granted certain information rights, first refusal rights and other rights, all as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	INFORMATION RIGHTS.

1.1 Information and Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds at least 500,000 shares of Series A Preferred Stock issued under the Purchase Agreement (including, for purposes of this Section 1.1, shares of the Company’s common stock, $.001 par value (the “Common Stock”) issuable upon conversion of Series A Preferred Stock), the Company will deliver to the Investor: (a) audited annual financial statements within 120 days after the end of each fiscal year; (b) unaudited quarterly financial statements within 45 days of the end of each fiscal quarter; (c) an annual budget for the following fiscal year within 30 days prior to the end of each fiscal year; and (d) upon the written request by the Investor, such other information as the Investor shall reasonably request. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds at least 500,000 shares of Series A Preferred Stock issued under the Purchase Agreement, the Company shall permit the Investor and such agents as it may designate, at the Investor’s expense, to visit and inspect any of the properties of the Company and its subsidiaries (if any), examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Investor and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice. Any information furnished to the Investor by the Company in connection with the foregoing shall be subject to the provisions of Section 5 hereof. These information and inspection rights shall terminate upon the closing of a firm commitment underwritten public offering of shares of Common Stock in which the aggregate net proceeds from such offering to the Company shall be at least $80,000,000 (a “Qualified Public Offering”).

1.2 Limitations. Notwithstanding the provisions of Section 1.1, the Company may redact the financial statements or other information delivered or made available to the Investor pursuant to Section 1.1 or withhold information from the Investor or its designees (a) if and to the extent the Company reasonably determines that disclosure of the redacted or withheld information to the Investor could reasonably result in a competitive disadvantage to the Company, (b) if and to the extent the Company, in good faith, believes, upon advice of counsel, that such redaction or exclusion is necessary to protect the attorney-client privilege or (c) if and to the extent that Company, in good faith, considers such information to be a trade secret (it being agreed that the financial statements to be delivered pursuant to Section 1.1. hereof shall not be withheld or redacted pursuant to this Section 1.2).

2.	RIGHT OF FIRST REFUSAL.

2.1 General. The Investor (the Investor and any permitted assignee being hereinafter referred to as a “Refusal Rights Holder”) shall have the right of first refusal to purchase such Refusal Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 2.3) that the Company may from time to time issue after the date of this Agreement (the “Right of First Refusal”).

2.2 Pro Rata Share. A Refusal Rights Holder’s “Pro Rata Share” for purposes of the Right of First Refusal is (A) during the Exclusivity Period (as hereinafter defined) the ratio of (a) the number of shares of Series A Preferred Stock (including, for purposes of this Section 2.2, shares of Common Stock issued upon the conversion of Series A Preferred Stock) held by such Refusal Rights Holder, to (b) the total number of shares of Series A Preferred Stock of the Company then outstanding (immediately prior to the issuance of New Securities giving rise to the Right of First Refusal); and (B) after the termination of the Exclusivity Period, the ratio of (a) the number of shares of Series A Preferred Stock held by such Refusal Rights Holder, to (b) the number of outstanding shares of Common Stock, assuming conversion of the Series A Preferred Stock and any other shares of preferred stock then outstanding. For purposes of this Agreement, “Exclusivity Period” shall mean the period in which the Investor’s distribution rights under the Product Supply Agreement dated as of February 9, 2005 are exclusive in North America pursuant to Section 1.2 of the Product Supply Agreement.

2.3 New Securities. “New Securities” shall mean any Series A Preferred Stock, Common Stock or other voting capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Series A Preferred Stock and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Series A Preferred Stock, Common Stock or other capital stock, provided, however, that the term “New Securities” shall not include:

(a)	up to 740,000 shares of the Company’s Common Stock (and/or options or warrants therefor) (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) issued after the date hereof to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board (it being understood that any shares subject to options or warrants that expire or terminate unexercised or any restricted stock repurchased by the Company shall not be counted towards the maximum number set forth in clause (a) unless and until regranted or reissued pursuant to any such agreement or plan);

(b)	any shares of Series A Preferred Stock issued under the Purchase Agreement, as such agreement may be amended;

(c)	any securities issued in connection with any stock split, stock dividend, or other similar event in which all Refusal Rights Holders are entitled to participate on a pro rata basis either directly or through an adjustment to the conversion rate for the Series A Preferred Stock;

(d)	any securities issued upon the exercise, conversion or exchange of the Series A Preferred Stock or any currently outstanding option; or

(e)	any securities issued to a purchaser which is designated in good faith by the Board of Directors of the Company as a strategic purchaser having or agreeing to have a material commercial relationship with the Company, but only with respect to any such securities issued or deemed issued after the termination of the earlier of the Call Period (the “Call Period”) as defined in the Purchase Option Agreement dated as of the date hereof among the Company, the Investor and the other parties named therein (the “Purchase Option Agreement”) or the Exclusivity Period; or

(f)	the issuance of shares of Common Stock in a Qualified Public Offering.

2.4 Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Refusal Rights Holder written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Refusal Rights Holder shall have fifteen (15) business days from the date of receipt of any such Participation Notice to agree in writing to purchase such Refusal Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Refusal Rights Holder’s Pro Rata Share). If any Refusal Rights Holder fails to so agree in writing within such fifteen (15) business day period to purchase such Refusal Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Refusal Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase and, if there are any additional Refusal Rights

Holders, the additional Refusal Rights Holders may purchase such holder’s Pro Rata Share. Such Refusal Rights Holder shall purchase the portion elected by such Refusal Rights Holder concurrently with the closing of the transaction triggering the Right of First Refusal or, in the event all of the New Securities are being purchased by Refusal Right Purchasers, at a Closing to be held on any mutually agreeable date within 30 days from the date of the Participation Notice.

2.5 Failure to Exercise. Upon the expiration of such fifteen (15) business day period and subject to any participation rights of other shareholders of the Company, the Company shall have 120 days thereafter to sell the New Securities described in the Participation Notice (with respect to which the Refusal Rights Holders’ Rights of First Refusal hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Refusal Rights Holders pursuant to this Section 2.

2.6 Termination. The Right of First Refusal for the Investor and each other Refusal Rights Holder shall terminate upon the earlier of a Company Sale or a Qualified Public Offering and shall not be applicable to any transfer made in connection with a Company Sale. “Company Sale” shall mean any of the events listed in clause (a) or clause (b) of the definition “Corporate Event” below.

3.	RIGHTS IN CORPORATE EVENTS.

3.1 Corporate Event. A “Corporate Event” shall mean any of the following, whether accomplished through one or a series of related transactions: (a) the acquisition of all or substantially all the assets of the Company; (b) an acquisition of the Company by consolidation, merger, share purchase or exchange, or other reorganization or transaction in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction; and (c) any other transaction or series of related transactions that would result in a greater than twenty-five percent (25%) change in the total outstanding number of shares of Common Stock of the Company assuming conversion of all convertible securities. The Company agrees that it will provide the Investor with detailed written notice of any offer from a third party for a proposed Corporate Event within five (5) business days of the date the Company first becomes aware of such offer of proposed Corporate Event. In addition, the Company agrees that it will provide the Investor, within five (5) business days of the Company’s becoming aware thereof, with detailed written notice of any offer from a third party to acquire ten percent (10%) or more of the Company’s outstanding voting securities.

3.2 Unsolicited Offer. An “Unsolicited Offer” means (a) any offer for a proposed Corporate Event received from a third party in the absence of any act taken by any officer or director of the Company with the intent of soliciting such offer, and (b) any proposal or offer by the Company to such third party or from such third party for a proposed Corporate Event arising from negotiations that followed the receipt of an offer described in 3.2(a).

3.3 No Solicitation of Offers for Corporate Event. The Company agrees that until the expiration of the Call Period, it will not, and will not permit its employees, officers, directors or agents to, solicit an offer for a Corporate Event.

3.4 Unsolicited Offers for Corporate Event. If the Company receives an Unsolicited Offer from a third party for a proposed Corporate Event (an “Offered Event”), the Company agrees that it will provide the Investor within five (5) business days of receipt of the Unsolicited Offer with detailed written notice of the Offered Event specifying the terms and conditions of the Offered Event including the name of such third party, the proposed purchase price for the Company or the Offered Assets (as defined below) (the “Offered Purchase Price”), the proposed structure of the Offered Event, when the Offered Event involves an acquisition of assets, a description of the assets to be sold (the “Offered Assets”), and the other material terms and conditions of the Offered Event. If the Company proposes to accept the Offered Event or recommend that its stockholders approve the Offered Event, the Company agrees that it will provide the Investor with written notice of its intention, and the Investor shall have the option, which it need not exercise, exercisable within fifteen (15) business days following the receipt of such notice to agree in writing to enter into the proposed Corporate Event on substantially the same and no less favorable terms and conditions of the Offered Event (an “Investor Offer”). If the Investor fails to make an Investor Offer in writing within such fifteen (15) business day period, then, for a period of ninety (90) days thereafter, the Company shall have the right to enter into a binding agreement with such third party on substantially the same terms and conditions as the Offered Event which calls for the completion of the Corporate Event within four (4) months of the date of such agreement (subject to extensions for regulatory compliance); provided that the purchase price for the Company or the Offered Assets, as the case may be, is equal to or greater than the Offered Purchase Price; and provided, further, that such 90 day limitation shall not apply if the Board of Directors of the Company determines in good faith that the Investor is not cooperating with the reasonable requests of the Company or the third party in connection with the completion of the Offered Event. If the Investor makes an Investor Offer in writing within such fifteen (15) business day period, the Company agrees that it will not solicit further proposals for a Corporate Event (unless and until the Corporate Event represented by such Investor Offer is abandoned), that it will accept such Investor Offer, and that it will recommend that the Company’s stockholders approve acceptance of the Investor Offer.

3.5 Fiduciary Obligations. No action of the Company (including the Board of Directors of the Company) shall be prohibited by or be deemed a breach of this Section 3 if the Board of Directors of the Company determines in good faith, upon the advice of outside legal counsel, that such action would be required by reasons of the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable law; provided, however, that in the event that the Company takes an action pursuant to this Section 3.5 that is otherwise inconsistent with the terms of the remainder of this Section 3 and such action involves the proposal by the Company to accept an offer for a proposed Corporate Event, the parties agree, notwithstanding any other provision herein, that such proposed Corporate Event will be treated as an Offered Event pursuant to the terms of Section 3.4.

3.6 Termination of Rights. The rights of the Investor under Sections 3.1 through 3.4 shall terminate immediately upon the earlier of (i) the termination of the Call Period or (ii) the closing of a Qualified Public Offering.

3.7 Rights of Notice of Corporate Event. Upon the termination of rights of the Investor specified in Section 3.6, for so long as the Investor holds at least 500,000 shares of Series A Preferred Stock, such number to be adjusted for any stock splits, dividends, distributions or recapitalizations, the Company agrees to notify the Investor in writing within five (5) business days after the Company commences negotiations to enter into any transaction which would constitute a Corporate Event with any third party. Investor agrees to hold such information in strict confidence, to refrain from trading in any publicly traded stock based on such information, and to use such information solely for the purpose of considering and making a competing offer to the Company. The Company further agrees to consider, in good faith, competing offers by the Investor to enter into a Corporate Event with Investor, and not to enter into any Corporate Event with any third party until sixty (60) days after providing to Investor the written notice required by this Section 3.7 if the Investor has, within fifteen (15) days of such notice: (i) indicated to the Company, in writing, that it will be making a good faith effort to submit a competing offer to enter into a Corporate Event with the Company and (ii) provided the Company with a written, non-binding, unsigned description of terms for such offer.

4.	ASSIGNMENT AND AMENDMENT.

4.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights. The rights of the Investor under Section 1.1 are transferable to any transferee of the Investor’s shares of Series A Preferred Stock who is an affiliate of the Investor, and are transferable to any other transferee subject to the reasonable approval of the Company.

(b) Rights of Participation and Rights on Corporate Events. The rights of the Investor under Sections 2 and 3 hereof may be assigned to a direct or indirect subsidiary of the Investor. Notwithstanding the foregoing, the rights of the Investor under Sections 2 and 3 hereof shall terminate upon a Change in Control (as defined in the Purchase Option Agreement) of the Investor (or any assignee thereof); provided, however, that, subject to Section 4(c) hereof, the Investor (or its assignee) shall retain the rights under Section 2 at the level specified in Section 2.2(B) notwithstanding any such Change in Control.

(c) Notwithstanding the foregoing, neither the Investor nor any of its affiliates may transfer or assign this Agreement or the rights and interests of the Investor hereunder to any party that is a Competitor (as defined below). For purposes hereof, the term Competitor shall mean any person or entity that competes directly or indirectly with the Company and any person or entity that controls, is controlled by, or is under common control with, any person or entity that competes directly or indirectly with the Company, in each case, as determined in good faith by the Board of Directors of the Company. For purposes hereof, a Change in Control of the Investor (or any assignee thereof) shall be deemed to be an assignment.

4.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon the Investor and each permitted successor or assignee of the Investor and the Company.

5.	CONFIDENTIALITY AND NON-DISCLOSURE.

5.1 Disclosure of Terms. Any confidential and proprietary information disclosed to the Investor by the Company pursuant to this Agreement (the “Confidential Information”) and the terms and conditions of this Agreement, the Purchase Agreement, the Purchase Option Agreement, the Shareholders Agreement dated as of the date hereof and the Registration Rights Agreement dated as of the date hereof and all amendments thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

5.2 Press Releases, Etc. No announcement regarding the Confidential Information, Financing Terms or the Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of each of the parties hereto.

5.3 Permitted Disclosures. Notwithstanding the foregoing, (a) any party may disclose any of the Confidential Information or Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under nondisclosure obligations at least as protective as the obligations contained in this Agreement; and (b) Investor may disclose its investment in the Company and the Financing Terms to third parties or to the public at its sole discretion and if it does so, the other parties hereto shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by the Investor.

5.4 Legally Compelled Disclosure. In the event that any party becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose Confidential Information or the Financing Terms in contravention of the provisions of this Agreement, such party (the “Disclosing Party”) shall provide the other parties (the “NonDisclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

6.	GENERAL PROVISIONS.

6.1 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be made as provided in Section 5.03 of the Purchase Agreement.

6.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

6.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Commonwealth of Massachusetts, excluding that body of law relating to conflict of laws and choice of law.

6.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

6.6 Successors and Assigns. Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

6.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Series A Preferred Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of Series A Preferred Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares by such subdivision, combination or stock dividend.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CASA SYSTEMS, INC.	SEACHANGE INTERNATIONAL, INC.

By:	By:

Name:	Name:

Title:	Title:

Exhibit 2.03J

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of July 6, 2005 by and between Casa Systems, Inc., a Delaware corporation (the “Company”), and SeaChange International, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, the Purchaser is purchasing shares of Series A Convertible Preferred Stock, $.001 par value per share (“Series A Convertible Preferred Stock”), from the Company on the date hereof; and

WHEREAS, the Company and the Purchaser desire to provide for registration rights for the Purchaser;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties hereby agree, as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $.001 par value per share, of the Company, as constituted as of the date of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued upon conversion of the Preferred Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Preferred Shares” shall mean the shares of Series A Convertible Preferred Stock being purchased by the Purchaser.

“Registration Expenses” shall mean the expenses so described in Section 8.

“Restricted Stock” shall mean the Conversion Shares, excluding Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 8.

2. Restrictive Legend. Each certificate representing Preferred Shares or Conversion Shares shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Choate, Hall & Stewart LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares or Conversion Shares (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to (it being agreed that Choate, Hall & Stewart LLP shall be satisfactory) the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to an affiliated corporation of the Purchaser. Notwithstanding the foregoing, a holder of Preferred Shares or Conversion Shares may not transfer any Preferred Shares or Conversion Shares to a competitor of the Company, as determined in good faith by the Board of Directors of the Company. Each certificate for Preferred Shares or Conversion Shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

4. Required Registration. (a) At any time after the earliest of (i) six months after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective and (ii) six months after the Company shall have become a reporting company under Section 12 of the Exchange Act, the holders of Restricted Stock constituting at least 20% of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the shares of Restricted Stock for which registration has been requested shall constitute at least 20% of the total shares of Restricted Stock originally issued if such holder or holders shall request the registration of less than all shares of Restricted Stock then held by such holder or holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $5,000,000). For purposes of this Section 4 and Sections 5, 6, 13(a), 13(d) and 13(g), the term “Restricted Stock” shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time, provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and provided, further, however, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 120 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 5 or 6 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

(b) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on two occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

5. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or, both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

6. Registration on Form S-3. If at any time (i) a holder or holders of Preferred Shares or Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $5,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that the Company shall not be required to effect more than two registrations in any twelve-month period under this Section 6, and provided, further, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

7. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-l or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

(h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be home by the participating sellers in proportion to the number, of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

9. Indemnification and Contribution. (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

(b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or

(ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation

10. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Series A Convertible Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Series A Convertible Preferred Stock as so changed.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

12. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended and Restated Certificate of

Incorporation, as amended, or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

13. Miscellaneous.

(a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, transferees of any Preferred Shares or Restricted Stock), whether so expressed or not.

(b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed to such party at the address of such party set forth on the signature page hereto, or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

(c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority in interest of the outstanding shares of Restricted Stock.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate on the tenth anniversary of the date of this Agreement.

(g) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering;

provided, however, that all other persons selling shares of Common Stock in such offering, all holders of at least 1% of the Company’s outstanding shares of Common Stock (assuming for such purpose the conversion of all outstanding equity securities into Common Stock) and all officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 13(g).

(h) Notwithstanding the provisions of Section 7(a), the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 24-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

(i) The Company shall not grant to any third party any registration rights more favorable than those granted under this Agreement so long as any of the registration rights under this Agreement remains in effect without the written consent of the holders of at least a majority in interest of the outstanding shares of Restricted Stock.

(j) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

CASA SYSTEMS, INC.

By:

Name:

Title:

Address:

PURCHASER:

SEACHANGE INTERNATIONAL, INC.

By:

Name:

Title:

Address:

SIGNATURE PAGE FOR REGISTRATION RIGHTS AGREEMENT

Exhibit 2.03K

Purchase Option Agreement

PURCHASE OPTION AGREEMENT

PURCHASE OPTION AGREEMENT, made as of July 6, 2005 (the “Agreement”) by and among Casa Systems, Inc., a Delaware corporation (the “Company”), SeaChange International, Inc. (the “Purchaser”), and the undersigned stockholders and equity holders of the Company (the “Stockholders”).

The Stockholders are the holders of all of the aggregate number of the shares of the Company’s issued and outstanding Common Stock, $.001 par value per share (the “Common Stock”), and all other outstanding equity securities of the Company and options related thereto, as set forth on a schedule delivered by the Company to the Purchaser, other than the shares of Series A Convertible Preferred Stock.

The Purchaser, on the date hereof, is acquiring an aggregate of 1,290,679 shares (the “Purchased Shares”) of the Company’s Series A Convertible Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”), pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement, dated the date hereof (the “Purchase Agreement”), between the Company and the Purchaser.

All of the outstanding shares of Common Stock, and all of the shares of Common Stock issuable upon exercise of outstanding stock options, are subject to first refusal rights of the Company pursuant to various stock restriction or stock option agreements, and with respect to all outstanding shares of Common Stock, an additional right of first refusal and co-sale rights of the Purchaser, pursuant to the provisions of an Investor Rights Agreement, dated the date hereof, as amended from time to time (collectively, the “Restriction Agreements”).

It is a condition to the obligations of the Purchaser under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof. Each of the parties considers the provisions contained herein to be in the best interests of the Company and each of the other parties hereto.

In consideration of the foregoing and the agreements set forth below, the parties agree with each other as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Stock” shall mean and include all shares of Common Stock, and all options to purchase and rights to subscribe for or otherwise acquire Common Stock and any other equity securities of the Company, which shall be outstanding from time to time.

(b) “Person” shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

2. Restrictions. (a) Acknowledgement of Restrictions. The Stockholders acknowledge and agree that the shares of Stock are subject to and may not be transferred except in compliance with the provisions of the respective Restriction Agreements. Any transferee of the Stock must agree to be bound by the provisions of this Agreement as a condition precedent to such transfer.

(b) Waiver of Restrictions. The Company, the Purchaser and the Stockholders hereby agree that the provisions of the Restriction Agreements shall not apply to the sale of Stock to the Purchaser pursuant to the provisions of this Agreement.

3. Prohibited Transfers. No Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Stock except as expressly provided in this Agreement. Notwithstanding the foregoing, a Stockholder may transfer all or any of his Stock (i) by way of gift to any member of his family or to any trust, partnership, limited liability company or other similar entity for the benefit of any such family member or the Stockholder, provided that any such transferee must, prior to and as a condition to such transfer, deliver a written agreement to each of the parties to this Agreement, stating that such transferee agrees to be bound by all of the terms and conditions of, and to become a Stockholder under, this Agreement, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister.

4. Call Option of the Purchaser. (a) Purchaser Call Option. The Purchaser shall have the option (the “Purchaser Call Option”) of requiring the Stockholders to sell to it, at the Applicable Purchase Price determined as specified in Section 4(d) below, all (but not less than all) of the Stock then owned by the Stockholders. Exercise by the Purchaser of the Purchaser Call Option shall be made in a writing (the “Purchaser Exercise Notice”) delivered to the Stockholders within the Call Period, as specified in Section 4(b) below.

(b) Call Period.

(i) The Call Period shall commence on the date hereof and will terminate on January 31, 2007.

(ii) If not terminated earlier under Section 4(b)(i) above, the Call Period shall terminate upon the consummation of a firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act of 1933, as amended, and shall terminate upon the consummation of any acquisition of the business of the Company, whether by merger, sale of substantially all of the assets of the Company or otherwise.

(c) Outstanding Shares. For purposes of Section 4(d) below, the term “Outstanding Shares” shall be deemed to include all outstanding shares of capital stock (other than any shares then held by the Purchaser or its affiliates or any transferee of shares of the Purchaser or its affiliates, which shares were purchased by the Purchaser directly from the Company), and shall be calculated as if all of the Common Stock which any Person has a right to acquire (assuming any vesting period had expired) upon the conversion, exercise or exchange of any securities of the Company or rights to acquire securities of the Company (other than the Series A Preferred Stock and any other securities or rights of the Company then held by the Purchaser or its affiliates or any transferee of shares of the Purchaser or its affiliates, which shares were purchased by the Purchaser directly from the Company) had been so converted, exercised or exchanged into or for Common Stock, and the Common Stock thereupon deemed to have been acquired shall be treated as outstanding Common Stock hereunder. All such conversions, exercises and exchanges shall be deemed to have taken place immediately prior to the giving of the Purchaser Exercise Notice for purposes of calculating the Applicable Purchase Price and there shall be deducted from any amounts due to a Stockholder the amount of cash consideration which such Stockholder would have paid if any such deemed conversion, exercise or exchange by him had in fact taken place.

(d) Determination of the Applicable Purchase Price. The Applicable Purchase Price shall be the amount equal to (A) $92,000,000 divided by (B) the number of Outstanding Shares.

(e) Closing.

(i) The closing of the exercise of the Purchaser Call Option (the “Closing”) shall take place at 10:00 a.m., Boston time, at the offices of the Company on the thirtieth day (the “Closing Date”) after the Purchaser Exercise Notice is given. At the Closing, the Purchaser will purchase and pay for the Stock and each of the Stockholders shall sell, assign, transfer and deliver to the Purchaser all of the Stock being sold by such Stockholder. The amount payable to each Stockholder upon the Closing of the Purchaser Call Option will be the Applicable Purchase Price multiplied by the number of shares of Stock owned by the Stockholder, less the aggregate amount of any consideration which such Stockholder would have paid as provided in the last sentence of Section 4(c). Such purchases and payments shall, in each case, (i) be subject to the terms and conditions hereof, and shall be made in reliance on the representations and warranties contained in Section 5 of this Agreement and (ii) not be subject to any other condition, representation, warranty, covenant or other restriction. At the Closing, each Stockholder will deliver to the Purchaser a certificate or certificates or other instrument representing the Stock to be sold, each endorsed or accompanied by appropriate transfer powers duly executed, against delivery by the Purchaser of the purchase price of such Stock paid by (i) a check in the name of such Stockholder, (ii) a certificate representing shares of common stock of the Purchaser (“SeaChange Common Stock”), having a value determined as the average closing price of the Common Stock on the NASDAQ National Market (or other exchange or quotation system on which the SeaChange Common Stock is then traded) for the five business days immediately preceding the business day preceding the Closing, in the name of such Stockholder, or (iii) a combination of (i) and (ii); provided, that (A) all SeaChange Common Stock issued by the Purchaser hereunder shall be registered under the Securities Act at the time of issuance pursuant to a registration statement on Form S-4 (or other applicable form), or (B) within three business days of the Closing, the Purchaser shall file a registration statement on Form S-3 (or other applicable form) for the resale of all shares of SeaChange Common Stock issued by the Purchaser hereunder.

(ii) Notwithstanding anything herein to the contrary if and to the extent any Stock subject to this Agreement is not vested at the Closing (including vesting as a result of any accelerated vesting provisions triggered by the Closing), (A) each share of Stock which represents a share of Common Stock shall automatically be converted into the right to receive from the Purchaser the Applicable Purchase Price, payable as provided in Section 4(e)(i) (provided, however, that the Purchaser may elect to pay the purchase price in cash rather than shares of SeaChange Common Stock), upon the vesting of such Stock, and (B) each share of Stock represented by an option to acquire a share of Common Stock will automatically be converted into the right, upon the vesting of such option, to exercise such option, including the payment of any applicable exercise price, to receive from the Purchaser the Applicable Purchase Price, payable as provided in Section 4(e)(i) (provided, however, that the Purchaser may elect to pay the purchase price in cash rather than shares of SeaChange Common Stock), payable, in each case, within 30 days after vesting or exercise, as applicable, and, in each case, if the Stock does not vest in accordance with its terms and ceases to be held by the Stockholder (hereinafter referred to as “forfeited”), the aggregate purchase price (less any applicable exercise price) shall be paid by the Purchaser within 30 days of the end of the calendar year in which the stock was forfeited to the other Stockholders pro rata based on the number of shares of Stock held by each Stockholder as of the Closing (other than Stock which was not then vested and has been forfeited prior to the last day of such calendar year).

5. Representations and Warranties of the Stockholders. Each of the Stockholders severally represents and warrants, as to himself only, that subject to any permitted transfer as provided hereunder and to the vesting of any shares or options (i) such Stockholder has and will have good and marketable title to the Stock owned by such Stockholder as set forth on the signature page of such Stockholder to this Agreement, such Stock is and shall remain owned by him free and clear of all liens and encumbrances, such Stock is the only Stock of the Company owned of record or beneficially by him or in which he has an interest; (ii) upon delivery of payment for the Stock as and when to be sold by him hereunder, the Purchaser will receive good and marketable title thereto, free and clear of all liens and encumbrances; (iii) any Stock to be sold by him hereunder will not at the Closing Date be subject to any voting, stock restriction or stock purchase or other agreements or restrictions or any restrictions on transfer (other than this Agreement or as described in this Agreement); (iv) this Agreement will upon execution and delivery be a valid and legally binding obligation of such Stockholder, enforceable against him in accordance with its terms; and (v) the foregoing representations and warranties will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date.

6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company and the Stockholders as follows:

(a) Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms,

(b) Securities Act. Any Stock purchased by the Purchaser pursuant to this Agreement will be acquired for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of any Stock so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended,

7. Changes in Capitalization. If on or after the date of this Agreement there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, as a result of which shares of any class of stock, other securities, cash or other property shall be issued in respect of any Stock or if any Stock shall be changed into the same or a different number of shares of the same or another class of stock or other securities, then, upon exercise of the Purchaser’s purchase rights hereunder in whole or in part, the Purchaser shall receive for the aggregate price payable upon exercise of the purchase rights with respect to such Stock, in addition to the Stock, if any, still outstanding, as to which the purchase rights are being exercised, all such shares of stock, other securities, cash or other property issued, delivered or received with respect to such Stock, and any Applicable Purchase Price shall be appropriately adjusted.

8. Further Assurances. If the Purchaser shall exercise any rights hereunder in accordance with the terms of this Agreement, from time to time and without additional consideration each Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Stock to the Purchaser and the release of any and all liens, claims and encumbrances with respect thereto.

9. Additional Parties. The Company agrees that it shall not issue any Stock unless as a condition to such issuance, it causes the Person (other than a party hereto) who is acquiring such Stock to deliver a written agreement to each of the parties to this Agreement stating that such Person agrees to be bound by all of the terms and conditions of, and to become a Stockholder under, this Agreement. If any Stockholder acquires any additional Stock, such Stock shall be subject to all of the terms and conditions of this Agreement.

10. Termination. This Agreement shall terminate upon the date as of which the Purchaser Call Option shall have expired or shall have been exercised in full.

11. Miscellaneous.

(a) Legend. Each certificate or other instrument representing Stock owned by any of the Stockholders shall state therein:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A PURCHASE OPTION AGREEMENT DATED AS OF JULY 5, 2005 BY AND AMONG THE CORPORATION AND THE STOCKHOLDERS, THE PURCHASER AND OTHERS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.

(b) Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice to the Company at 500 Clark Road, Tewksbury, MA 01876, Attention: President; to the Purchaser at 124 Acton Street, Maynard, MA 01754, Attention: Chief Financial Officer; and to the Stockholders at their respective addresses set forth on the signature page to this Agreement. A party may at any time change the address to which notice to him shall be mailed by giving notice of such change to the Company and to the other parties, and such notice shall be deemed given when received by the other parties hereto.

(c) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement.

(d) Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from (i) the Purchaser and (ii) Persons holding or having the right to acquire an aggregate of at least two-thirds (2/3) of the aggregate of the Stock held by the Stockholders, and thereafter send copies of such consent in writing to any Stockholders who did not execute the same. Upon the issuance by the Company of any additional Stock (other than to the Purchaser), the recipient of such Stock, unless a party hereto, shall become a party to this Agreement as a Stockholder by signing a counterpart or instrument of adherence in a form reasonably acceptable to the Purchaser.

(e) Binding Effect; Assignment; Specific Performance. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto, and shall not be assignable (except as expressly provided herein), except that the rights and interests of the Purchaser shall be assignable, without the consent of the Company or any other parties, to any of its affiliates. Notwithstanding the foregoing, neither the Purchaser nor any affiliate may transfer or assign this Agreement or the rights and interests of the Purchaser hereunder to any party that is a Competitor (as defined below). For purposes hereof, the term Competitor shall mean any person or entity that competes directly or indirectly with the Company and any person or entity that controls, is controlled by, or is under common control with, any person or entity that competes directly or indirectly with the Company, in each case, as determined in good faith by the Board of Directors of the Company. For purposes hereof, a Change in Control (as hereinafter defined) of the Purchaser (or any assignee thereof) shall be deemed to be an assignment. “Change in Control” shall mean a transaction or series of transactions after which the individuals and entities who were beneficial owners of the voting securities of the Purchaser or such assignee immediately prior to such transaction fail to beneficially own, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities of the Purchaser or such assignee. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder and thereunder shall be specifically enforceable.

(f) General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders.

(g) Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

(h) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

(i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

(j) Invalid Transfers. Any sale, assignment or other transfer of Stock contrary to the provisions of this Agreement shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Stock sold, assigned, or transferred for any purposes (including, without limitation, voting or dividend rights), unless and until the Stockholder has satisfied the requirements of this Agreement with respect to such sale, assignment, or other transfer. The Stockholder shall provide the Company with written evidence that the requirements of this Agreement have been met or waived prior to consummating any sale, assignment or other transfer of shares of Stock, and no shares of Stock shall be transferred on the books of the Company until such written evidence has been received by the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

CASA SYSTEMS, INC.

By:

Title:

SEACHANGE INTERNATIONAL, INC.

By:

Title:

STOCKHOLDERS:

Name:

Address:

Number of Shares of
Common Stock:

Number of Options: